                                                                Exhibit 10.18(e)

                              NEXTEL PARTNERS, INC.
                             STOCK OPTION AGREEMENT
                                (SENIOR MANAGER)

            STOCK OPTION AGREEMENT dated as of _______________, between Nextel Partners, Inc., a Delaware corporation (the "Company"), and ___________, a senior manager of the Company or a Parent Corporation or a Subsidiary of the Company (the "Optionee").

            WHEREAS, the Company has adopted the 1999 Nonqualified Stock Option Plan initially effective as of January 29, 1999 and amended and restated from time to time (the "Plan") a copy of which has been provided to the Optionee;

            WHEREAS, the committee of the Board of Directors of the Company responsible for administering and making grants under the Plan has determined that the Optionee is eligible to receive, and should receive as an inducement to join the Company, to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, options to purchase shares of the Company's Class A Common Stock, par value $.001 per share (the "Shares"), subject to the Plan and the terms set forth herein (the "Option");

            WHEREAS, if the Optionee is a Director of the Company, the grant of said Option has been approved with the Optionee abstaining from voting;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

            1. Definitions. To the extent any capitalized words used in this Agreement are not defined, they shall have the definitions stated for them in the Plan. As used herein, the following terms shall have the following meanings set forth below:

            "Cause" means (i) the Optionee's conviction of a felony evidencing criminal dishonesty or moral turpitude, (ii) a willful and material breach of the Optionee's duty of loyalty to the Company or any of its Subsidiaries or
(iii) after 20 business days following the Optionee's receipt of a written notification from the Company specifying the particulars in reasonable detail, the Optionee's failure to comply with or to cure, as applicable, (A) a willful and material refusal to comply with specific written directions of the Board consistent with the Optionee's employment agreement with the Company or any Subsidiary of the Company and capable of being performed by him or (B) a willful and material breach of the Optionee's duty of due care to the Company.

            "Change in Control of the Company" means the occurrence of any of the following events:

            (a) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) (i) is or becomes the Beneficial Owner of more than 50% of the total Voting Stock or Total Common Equity of the Company, or (ii) otherwise has the power to direct the management and policies of the Company, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, except that no change of control will be deemed to have occurred under this clause (ii) as a result of customary rights granted (A) in any indenture, credit agreement or other agreement for borrowed money or (B) to holders of non-convertible, mandatorily redeemable, preferred stock unless and until action occurs that would otherwise cause a "Change in Control of the Company" as herein defined, provided that such rights were granted pursuant to a transaction in the financial markets and not as part of a strategic alliance or similar transaction;

            (b) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than to a direct or indirect wholly owned subsidiary of the Company);

            (c) the Company, directly or indirectly, consolidates with, or merges with or into, another Person, or any Person, directly or indirectly, consolidates with, or merges with or into, the Company, and pursuant to such transaction (or series of transactions) either: (i) the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, but excluding a transaction (or series of transactions) where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee Person and (B) the holders of Voting Stock of the Company immediately preceding such transaction receive more than 50% of the total Voting Stock and Total Common Equity of the surviving or transferee Person in substantially the same relative proportions as such holders had prior to such transaction; or (ii) new shares of Voting Stock of the Company are issued so that immediately following such transaction, the holders of Voting Stock of the Company immediately preceding such transaction own less than 50% of the Voting Stock and Total Common Equity of the surviving Person; or

            (d) during any period of two consecutive years following the Closing Date, individuals who at the beginning of such period constituted the board of directors of the Company (together with any directors who are members of the board of directors of the Company on the date of the Closing, and any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; provided, that no change in the composition of the Board in connection with the Closing, or by reason of any substitution of one director for another so long as both directors are nominated by the same Person, shall constitute a Change in Control of the Company for purposes of this paragraph (d).

            Notwithstanding the foregoing, no "Change of Control of the Company" shall occur (i) merely by reason of any creditor of the Company foreclosing on or otherwise causing the sale, transfer or other disposition of all or any substantial part of the Company's assets (including, without limitation, the Company's equity interests in its subsidiaries) or (ii) merely by reason of a transfer by Eagle River Investments, LLC ("Eagle River") to another Person of the Capital Stock of the Company owned by Eagle River so long as Craig O. McCaw ("McCaw") controls (as defined in Section 4.01(h) of the Shareholders' Agreement) such Person whether or not McCaw owns a majority of the equity interests of such Person, unless such transfer referred to in this clause (ii), alone or in conjunction with other transactions, results in the occurrence of an event of the type described in any of clauses (a), (b), (c) or (d) above.

            "Change in Control of Nextel" means the occurrence of any of the following events:

            (a) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) other than a Permitted Holder (i) is or becomes the Beneficial Owner of more than 50% of the total voting stock of Nextel ordinarily entitled to vote in the election of directors ("Nextel Voting Stock") or Total Common Equity of Nextel, or (ii) otherwise has the power to direct the management and policies of Nextel, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise (without limiting the generality of this clause (ii), any person or group that succeeds to the rights currently held by Craig O. McCaw and his Affiliates in respect of Nextel, or otherwise has powers and rights comparable thereto, shall be deemed for purposes of this definition to have the power to direct the management and policies of Nextel), except that no change of control will be deemed to have occurred under this clause (ii) as a result of customary rights granted (A) in any indenture, credit agreement or other agreement for borrowed money unless and until there has been a default under the terms of that agreement and the trustee or lender exercises the rights granted therein or (B) to holders of non-convertible, mandatorily redeemable, preferred stock unless and until action occurs that would otherwise cause a "Change in Control of Nextel" as herein defined, provided that such rights were granted pursuant to a transaction in the financial markets and not as part of a strategic alliance or similar transaction;

            (b) Nextel sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a Permitted Holder or a direct or indirect wholly owned Subsidiary of Nextel);

            (c) Nextel, directly or indirectly, consolidates with, or merges with or into, another Person (other than a Permitted Holder), or any Person (other than a Permitted Holder), directly or indirectly, consolidates with, or merges with or into, Nextel, and pursuant to such transaction (or series of transactions) either: (i) the outstanding Nextel Voting Stock is converted into or exchanged for cash, securities or other property, but excluding a transaction (or series of transactions) where
      (A) the outstanding Nextel Voting Stock is converted into or exchanged for Voting Stock of the surviving or transferee Person and (B) the holders of Nextel Voting Stock immediately preceding such transaction receive more than 50% of the total Voting Stock and Total Common Equity of the surviving or transferee Person in substantially the same relative proportions as such holders had prior to such transaction; or (ii) new shares of Nextel Voting Stock are issued so that immediately following such transaction, the holders of Nextel Voting Stock immediately preceding such transaction own less than 50% of the Voting Stock and Total Common Equity of the surviving Person; or

            (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Nextel (together with any directors who are members of the board of directors of Nextel on the date of the Closing, and any new directors whose election by such board of directors or whose nomination for election by the stockholders of Nextel was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Nextel then in office;

provided that it is expressly understood and agreed that (A) the transfer of Nextel Voting Stock and/or Capital Stock in Nextel by a Permitted Holder to an Affiliate of Craig O. McCaw or the estate of Craig O. McCaw, or any successive transfer by such or another Affiliate to another Affiliate of Craig O. McCaw, or the estate of Craig O. McCaw, shall not by itself be a Nextel Sale (provided that, for this purpose, any such Affiliate shall not be controlled by any person or group other than Craig O. McCaw or the estate of Craig O. McCaw) and (B) the direct or indirect sale or other disposition of all or any portion of the Nextel Voting Stock and/or the Capital Stock in Nextel held now or in the future by any Permitted Holder to any Person other than another Permitted Holder shall not by itself be a Change in Control of Nextel, unless such sale or disposition, alone or in conjunction with other transactions, results in the occurrence of an event of the type described in any of clauses (a), (b), (c) or (d) above.

            "Good Reason" means (i) a material adverse change in the Optionee's duties, responsibilities or reporting relationships, (ii) a relocation of the Optionee's principal office to a location more than 30 miles away from his then current office, (iii) a reduction of salary not agreed to by the Optionee, or material diminution of other employee benefits (other than any change in employee benefits approved by the Board and implemented in a non-discriminatory fashion with respect to all participating employees), or any other material adverse change in his working conditions, and (iv) a material breach by the Company of other obligations under the Optionee's employment agreement with the Company or a Subsidiary of the Company that are not cured after 20 business days following the Company's receipt of a written notification from the Optionee specifying the particulars in reasonable detail.

            "Issued Shares" means Shares issued upon exercise of the Option.

            "Permitted Holders" shall mean, collectively, Craig O. McCaw and any entity or entities (i) that is controlled directly or indirectly by Craig O. McCaw or the estate of Craig O. McCaw and (ii) a majority of the equity interests of which are owned, directly or indirectly, by Craig O. McCaw and his family, his brothers and their families, officers and employees of such entities, ex-spouses of such persons and estates of, or trusts for the primary benefit of, the foregoing persons (collectively, the "McCaw Group"); provided that "Permitted Holders" also includes a group of entities that is each controlled by Craig O. McCaw or the estate of Craig O. McCaw and through which the McCaw Group collectively own, directly or indirectly, a majority of the equity interests of Nextel (it being understood that if the McCaw Group collectively owns 50% of an entity that owns 20% of Nextel's equity interests, the McCaw Group will be deemed to indirectly own 10% of Nextel's equity interest though such entity).

            2. Incorporation of the Plan. All terms and conditions of the Plan that are consistent with the terms and conditions of this Agreement are hereby incorporated into this Agreement by reference and shall be deemed to be part of this Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Agreement. Further, for all purposes hereof, and unless the context provides otherwise, any reference in this Agreement to the "Company" shall be deemed to refer to the Company or a Subsidiary, as the case may be.

            3. Grant of Option. In consideration of the Optionee's service to date on behalf of the Company and for other good and valuable consideration, the Company hereby irrevocably grants to the Optionee as of __________ the Option to purchase up to ________ Shares upon the terms and conditions set forth in the Plan and this Agreement.

            4. Purchase Price. The purchase price of each Share covered by the Option shall be $_____ without commission or other charge, subject to adjustment as provided in Section 2.3 of the Plan.

            5. Accelerated Vesting.

                  (1) Upon a Change in Control of the Company or a Change in Control of Nextel, all of the unvested Options then held by the Optionee shall vest immediately.

                  (2) Upon termination of the Optionee's employment with the Company (or any Parent Corporation or Subsidiary) on account of death or disability, or by the Company without Cause, all of his unvested Options shall vest immediately.

                  (3) Upon resignation of the Optionee for Good Reason, all of his unvested Options shall vest immediately.

                  (4) Notwithstanding anything to the contrary in Section 4.4(c) of the Plan, if Nextel purchases all or is required to purchase all of the outstanding Company Capital Stock (as defined in the Shareholders' Agreement) in accordance with of Sections 4.01, 4.02, 7.03 or 7.04 of the Shareholders' Agreement, or any of the corresponding provisions of the Restated Certificate of Incorporation of the Company, all of the unvested Options then held by the Optionee shall vest immediately and in all events at least thirty (30) days prior to any purchase by Nextel of the outstanding Company Capital Stock

            6. Transferability.

                  (1) The Option granted hereunder may not be transferred, assigned or otherwise conveyed by the Optionee to any Person; provided, however, that nothing in this Agreement or the Plan shall prevent (i) transfers by the Optionee by will or by the applicable laws of descent and distribution or (ii) transfers by the Optionee to (x) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of the Optionee, (y) any trust, the primary beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (x) or (z) any charitable remainder trust for the primary benefit of the Optionee.

                  (2) Any and all Issued Shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of except pursuant to (i) an effective registration statement under the Securities Act and registration or qualification under any applicable state securities or "blue sky" laws or (ii) a transaction that does not require registration or qualification under the Securities Act or applicable state securities or "blue sky" laws or is otherwise exempted therefrom (provided, if the Company so requests, that an opinion satisfactory to the Company to such effect is rendered by counsel satisfactory to the Company). Certificates representing Issued Shares which have not been registered in accordance with the Securities Act or applicable state securities or "blue sky" laws shall bear a legend in customary form so stating. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation and warranty to the Company as may be necessary or desirable (as determined in the sole discretion of the Company) under any applicable law or regulation.

            7. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 8, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then decreased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 8. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

            8. Titles. Titles are provided herein for convenience only and are not to serve as basis for interpretation or construction of this Agreement.

            9. Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to its conflict-of-law rules.

            10. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. To the extent that the Option is in substitution for any prior understandings between the Optionee and the Company, any and all rights, entitlements or understandings are hereby extinguished and the Optionee waives any claim to any and all such prior understandings.

            11. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Optionee, and their respective heirs, personal and legal representatives, successors and assigns.

            12. Specific Performance. Strict compliance by the Optionee shall be required with each and every provision of the Plan and this Agreement.

            13. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that the Optionee hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed by the Internal Revenue Service.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                             NEXTEL PARTNERS, INC.

                                             By ____________________________

                                             Name:
                                             Title:

                                             _______________________________